                               UNITED STATES

                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the

                      Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported) January 12, 2009

                   CONSOLIDATED CAPITAL PROPERTIES IV, LP

           (Exact name of Registrant as specified in its charter)

Delaware	0-11002	94-2768742
(State or other jurisdiction	(Commission	(I.R.S. Employer
Of incorporation or	File Number)	Identification Number)
Organization)

                               55 Beattie Place

                             Post Office Box 1089

                       Greenville, South Carolina 29602

                   (Address of principal executive offices)

                                (864) 239-1000

                          (Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events

Consolidated Capital Properties IV, LP, a Delaware limited partnership (the “Registrant”), owns a 100% interest in CCP IV Associates, Ltd., a Texas limited partnership (the “Partnership”).  The Partnership owns 865 Bellevue Apartments (“865 Bellevue”), a 326-unit apartment complex located in Nashville, Tennessee.

On January 12, 2009, the Registrant received a loan of approximately $11,125,000 from an affiliate of the Registrant (the “Affiliate Loan”).  These loan proceeds were then used to pay in full the existing mortgage loan (the “Existing Loan”) encumbering 865 Bellevue, which at the time of payoff had a principal balance of approximately $11,078,000.  The Existing Loan required scheduled monthly principal and interest payments of approximately $64,000 and accrued interest at a fixed rate of 5.2% with a scheduled maturity date of December 10, 2008, which maturity date previously had been extended to January 10, 2009.  The Affiliate Loan is unsecured and bears interest at 6.0%.  The Partnership is currently exploring third-party financing options with respect to 865 Bellevue and anticipates new financing to be completed during the first quarter of 2009.  Proceeds from any third-party financing would first be used to repay the Affiliate Loan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED CAPITAL PROPERTIES IV, LP

By:   ConCap Equities, Inc.

General Partner

By:   /s/Stephen B. Waters

Stephen B. Waters

Vice President

Date: January 16, 2009